UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): October 22, 2014

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KIPS BAY MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35080	20-8947689
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3405 Annapolis Lane North, Suite 200 Minneapolis, Minnesota	55447
(Address of principal executive offices)	(Zip Code)

(763) 235-3540

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.      Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed in a Current Report on Form 8-K filed on September 4, 2014, on September 3, 2014, Kips Bay Medical, Inc. (the “Company”) received a Staff Delisting Determination letter from the Listing Qualifications Department (the “Staff”) of The NASDAQ Stock Market (“NASDAQ”) notifying the Company that it had not timely regained compliance with the $1.00 minimum bid price requirement for continued listing on The NASDAQ Capital Market, as set forth in Listing Rule 5550(a)(2), and that, as a result, the Company’s common stock would be subject to delisting unless the Company timely requested a hearing before the NASDAQ Hearings Panel. As the Company determined not to appeal the Staff’s determination, the Company’s common stock was suspended on September 12, 2014 and has not traded on NASDAQ since that time.

On October 22, 2014, the Company received correspondence from the NASDAQ Hearings Coordinator indicating that on October 24, 2014, pursuant to its obligations under NASDAQ Listing Rule 5830 and Rule 12d2-2 of the Securities Exchange Act of 1934, as amended, the NASDAQ Stock Market will be issuing a press release announcing that it will file a Form 25 with the Securities and Exchange Commission to complete the delisting of the Company’s common stock. The delisting becomes effective 10 days after the Form 25 is filed.

The Company’s common stock is currently quoted on the OTCQB Marketplace (the “OTCQB”) of the OTC Markets Group, Inc. under the symbol “KIPS.” However, the Company can give no assurance that trading in its common stock will continue on the OTCQB or on any other securities exchange or quotation medium.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 23, 2014	KIPS BAY MEDICAL, INC.

	By:	/s/ Scott Kellen
	Name:	Scott Kellen
	Title:	Chief Operating Officer and Chief Financial Officer